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                                                                    EXHIBIT 3.12

                           ARTICLES OF INCORPORATION

                                       OF

                          T.O. HAAS HOLDING CO., INC.


                                   ARTICLE I

                                      Name

         The name of the corporation is T.O. Haas Holding Co., Inc.


                                   ARTICLE II

                                      Term

         The corporation shall commence business when these Articles of Incorporation are filed with the Secretary of State of Nebraska, and its duration shall be perpetual.


                                  ARTICLE III

                                    Purposes

         The purposes for which the corporation is organized are to transact any or all lawful business for which corporations may be incorporated under the Nebraska Business Corporation Act, and to engage in any other business related or unrelated thereto which the Board of Directors shall deem to be for the best interests of the corporation. The corporation shall have all of the powers set forth in the Nebraska Business Corporation Act.


                                   ARTICLE IV

                                 Capital Stock

         The aggregate number of shares which the corporation shall have authority to issues is 10,000, having a par value of $1.00 per share, all of which shall be common stock. Shares shall be subject to such provisions restricting their transfer as the shareholders may from time to time agree upon in writing.


                                   ARTICLE V

                          Registered Office and Agent

         The street address of the corporation's initial registered office is P.O. Box 81067, 690 West "O" Street, Lincoln, Nebraska 68501, and the name and address of its initial registered agent is Randall M. Haas.
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                                   ARTICLE VI

                                  Incorporator

         The name and street address of the incorporator is William E. Olson, P.O. Box 81686, 1227 "J" Street, Lincoln, Nebraska 68501.


                                          /s/ William E. Olson
                                          --------------------------------------
                                                       Incorporator
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                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                          T.O. HAAS HOLDING CO., INC.

         This Amended and Restated Articles of Incorporation of T.O. Haas Holding Co., Inc., was adopted by unanimous written consent of the holders of all of the outstanding shares of common stock of the corporation, constituting the only class of stock at the time of the adoption hereof. The original articles of incorporation were filed December 1, 1982, under the name T.O. Haas Holding Co., Inc.


                                   ARTICLE I

                                      NAME

         The name of the corporation is T.O. Haas Holding Co., Inc.


                                   ARTICLE II

                                      TERM

         The corporation commenced business when the original articles of incorporation were filed with the Secretary of State of Nebraska, and the duration of the corporation shall be perpetual.


                                  ARTICLE III

                              PURPOSES AND POWERS

         The purpose for which the corporation is organized are to transact any or all lawful business for which corporations may be incorporated under the Nebraska Business Corporation Act, and to engage in any other business related or unrelated thereto which the Board of Directors shall deem to be for the best interests of the corporation. The corporation shall have all of the powers set forth in the Nebraska Business Corporation Act.


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                                   ARTICLE IV

                                 CAPITAL STOCK


         1. The corporation is authorized to issue five million (5,000,000) shares of common stock having a par value of one cent (1 cent) per share. Each share of the common stock of the corporation of the par value of $1.00 outstanding when this article becomes fully effective shall be, upon the filing of these Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nebraska, reclassified and changed into one hundred (100) fully paid and nonassessable shares of common stock with par value of one cent (1 cent) each, and each holder of record of a certificate for one or more shares of common stock of the corporation as of the close of the business on the date this article becomes effective shall be entitled to receive as soon as practicable and without surrender of such certificate, a certificate or certificates representing the one hundred (100) shares of common stock for each one share of common stock represented by the certificate of such holder. The stated capital applicable to the one hundred two thousand (102,000) shares resulting from the reclassification and change of each such outstanding share shall, when this article becomes effective, be $1,020,00.

         2. Each holder of the common stock of the corporation shall be entitled to one vote for each share of stock standing in the holder's name on the books of the corporation. At the election of directors, each holder of the common stock shall have as many votes as the number of shares of common stock owned by such holder multiplied by the number of directors to be elected by the holders of the common stock. These votes may be divided among the total number of directors to be elected by the holders of common stock, or distributed among any lesser number, in such proportion as the holder may desire.


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                                   ARTICLE V

                          OTHER AUTHORIZED SECURITIES

         Subject only to the provisions set forth in these Articles, and to the extent not prohibited by law, the Corporation may from time to time, as determined by the Board of Directors, issue warrants, rights (i.e., debentures, etc.) options and other securities giving the holders thereof the right to purchase shares of stock of any class upon such terms and conditions as the Board of Directors shall provide.


                                   ARTICLE VI

                          DENIAL OF PREEMPTIVE RIGHTS

         No holders of shares of the corporation of any class shall be entitled as such, as a matter of right, to subscribe for, purchase, or receive any shares of the corporation of any class, or any securities convertible into, exchangeable for, or carrying a right or option to purchase its shares of any class, whether now or hereafter authorized and whether issued, sold, or offered for sale by the corporation for cash or other consideration or by way of dividend, split of shares, or otherwise.


                                  ARTICLE VII

                     NUMBER AND CLASSIFICATION OF DIRECTORS

         The number of directors shall be determined by the By-laws. At such time as the number of directors shall equal or exceed nine (9), the directors shall be divided into three classes with each class to be as nearly equal in number as possible. Directors shall be elected and serve in accordance with
Section 21-2037 of the Nebraska Business Corporation Act and the By-laws of the Corporation.


                                  ARTICLE VIII

               ORIGINAL ARTICLES OF INCORPORATION AND AMENDMENTS

         These Amended and Restated Articles of Incorporation supersede original articles of incorporation and all amendments thereto which have previously been filed with the Secretary of State of the State of Nebraska.



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                                   ARTICLE IX

                                REGISTERED AGENT

         The street address of the corporation's registered office is 640 West "O" Street, Lincoln, Nebraska 68501 and the name of its registered agent at such address is Randall M. Haas.

         The foregoing Amended and Restated Articles of Incorporation correctly set forth without change the corresponding provisions of the articles of incorporation and amendments thereto as amended in these Amended and Restated Articles of Incorporation.

Dated: February 8, 1984                       /s/  Randall Haas
                                              -------------------------------
                                                         President

                                              /s/  Rick Haas
                                              -------------------------------
                                                        Secretary


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